UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2021

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	83-1463958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

A.	On July 13, 202, Motorsport Games Inc., a Delaware corporation (the “Company”), entered into a license agreement with INDYCAR LLC (the “Gaming License”). Pursuant to the Gaming License, INDYCAR LLC granted a license to the Company to use certain licensed intellectual property (described in the Gaming License) for motorsports and/or racing video gaming products related to, themed as, or containing the INDYCAR SERIES. The Gaming License is a long-term agreement, in connection with which the parties intend to form an exclusive relationship for the development of video games to be the official video games of the INDYCAR SERIES.

In exchange for the Gaming License, the company will pay to INDYCAR an annual development fee through the date of launch, after which INDYCAR will receive a royalty equal to a certain percentage of sales of physical and digital video gaming products, subject to certain minimum guarantees. The Company has agreed under the Gaming License to provide advertising and publicity a to bring the racing video gaming products related to, themed as, or containing the INDYCAR SERIES to the attention of as many purchasers and potential purchasers as possible.

The foregoing description of the Gaming License does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Gaming License, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

B.	On July 13, 2021, the Company and INDYCAR LLC entered into a license agreement pursuant to which, the company was granted a license to use certain licensed intellectual property described in such license (“Licensed IP”) for motorsports and/or racing esports events related to, themed as, or containing the INDYCAR SERIES (including the rFactor2 platform) (the “Esports License”). The Esports License is a long-term agreement, in connection with which the parties intend to form an exclusive relationship for the development of Events (as defined below) to be the official esports events of the INDYCAR SERIES. “Events” are defined in the Esports License as the esports events related to and/or themed as or containing the Licensed IP and related features which, prior to launch, are hosted on the rFactor 2 platform (such platform is the property of Studio397 BV, a wholly owned subsidiary of Licensee) and, after launch of the products, are hosted using the products.

In exchange for the Esports License, INDYCAR will receive, on an annual basis, a royalty equal to a certain percentage of the Net Revenue (as defined below) derived from or in connection with the Events during the previous calendar year. “Net Revenue” is defined in the Esports License as all gross receipts derived from or in connection with Events (including without limitation sponsorship and advertising sales, promotional revenue, entry fees and registrations, team fees, distribution revenue, media rights, and broadcast and streaming rights) less reasonable production expenses which shall not include expenses related to the general overhead expenses of Licensee nor any fees or charges payable to any associated or connected company or company within the same group as Licensee.

The foregoing description of the Esports License does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Esports License, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 15, 2021, the Company issued a press release announcing the licenses and relationship with INDYCAR LLC. A copy of the press release is furnished as Exhibit 99.1 to this report

The information contained in this Item 7.01, as well as in Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	License Agreement, effective as of July 13, 2021, between the Company and INDYCAR LLC

10.2*	License Agreement, effective as of July 13, 2021, between the Company and INDYCAR LLC

99.1	Press release announcing the licenses and relationship with INDYCAR LLC

*	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: July 15, 2021	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	License Agreement, effective as of July 13, 2021, between the Company and INDYCAR LLC

10.2*	License Agreement, effective as of July 13, 2021, between the Company and INDYCAR LLC

99.1	Press release announcing the licenses and relationship with INDYCAR LLC

*	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

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